Exhibit 99.1

Horizon Technology Finance Provides Fourth Quarter 2024 Portfolio Update

- HRZN Originates $59.1 Million of New Loans in Q4 -

- HRZN Ends Year with Committed Backlog of $206.5 Million -

Farmington, Connecticut – January 8, 2025 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or “Horizon”), an affiliate of Monroe Capital, and a leading specialty finance company that provides capital in the form of secured loans to venture capital-backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the fourth quarter ended December 31, 2024 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“We had a strong close to 2024, originating a number of select new investments that should lead to greater net investment income for HRZN over time,” said Gerald A. Michaud, President of Horizon and HTFM. “For the quarter, we originated $59.1 million of loans and grew our venture debt portfolio for the second consecutive quarter. Additionally, we further increased our committed backlog to $206.5 million of debt investments, providing us with a base of high-quality opportunities to contribute to the expansion of HRZN’s venture debt portfolio in the coming quarters. As we enter 2025, we believe HRZN remains well positioned to deliver additional value to its shareholders.”

Fourth Quarter 2024 Portfolio Update

Originations

During the fourth quarter of 2024, HRZN funded a total of $59.1 million of loans and $1.9 million of equity, as follows:

●	$30.0 million to a new portfolio company, Onkos Surgical, Inc., a developer of innovative technologies to address critical challenges in orthopaedic oncology and complex revision cases.
●	$15.0 million to a new portfolio company, Crafty Holdings, Inc., a platform that streamlines food, beverage, and supply management for workplaces worldwide.
●	$5.0 million to a new portfolio company, OneNetwork, Inc. (dba Finexio), a developer of an embedded accounts payable solution that optimizes, monetizes, and secures the entire payment lifecycle.
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$5.0 million to a new portfolio company, Ursa Space Systems Inc., a leading satellite intelligence company providing all-weather monitoring, analytics and imagery via an extensive virtual network of over 200 satellites.

●	$2.5 million to an existing portfolio company, a fulfillment and supply chain technology services company focused on optimizing logistics across a variety of industries.
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$1.9 million of equity and a $0.6 million venture loan to an existing portfolio company, Swift Health Systems, Inc. (dba InBrace), a developer of teeth straightening technology that provides an alternative to traditional braces and aligners.

●	$1.0 million to an existing affiliated portfolio company, a builder of conservation memorial forests that offer sustainable alternatives to cemeteries.

Liquidity Events and Partial Paydowns

HRZN experienced liquidity events from five portfolio companies in the fourth quarter of 2024, consisting of principal prepayments of $13.0 million, compared to $37.5 million of principal prepayments during the third quarter of 2024:

●	In October, Camp NYC, Inc. (“Camp NYC”) paid its outstanding principal balance of $2.0 million on its venture loan, plus interest and end-of-term payment. HRZN continues to hold warrants in Camp NYC.
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In November, Clara Foods Co. (“Clara Foods”) prepaid its outstanding principal balance of $1.5 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in Clara Foods.

●	In November, HRZN received a payment of $3.2 million in full settlement of its venture loan to Cognoa, Inc. (“Cognoa”). HRZN continues to hold warrants in Cognoa.
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In November, Reputation Institute, Inc. was acquired by Periscope Equity, and Reputation Institute, Inc. prepaid its outstanding principal balance of $1.5 million on its venture loan, plus interest, end-of-term payment and prepayment fees.

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In December, Lytics, Inc. (“Lytics”) prepaid its outstanding principal balance of $4.8 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN will also receive proceeds totaling $0.1 million from the redemption of warrants it held in Lytics.

HRZN also received prepayments of principal from one portfolio company in the aggregate amount of $0.4 million during the fourth quarter of 2024, compared to $1.8 million of prepayments of principal during the third quarter of 2024.

Principal Payments Received

During the fourth quarter of 2024, HRZN received regularly scheduled principal payments on investments totaling $12.2 million, compared to regularly scheduled principal payments totaling $12.4 million during the third quarter of 2024.

Commitments

During the quarter ended December 31, 2024, HRZN closed new loan commitments totaling $80.2 million to six companies, compared to new loan commitments of $172.9 million to eight companies in the third quarter of 2024.

Pipeline and Term Sheets

As of December 31, 2024, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $206.5 million to 17 companies. This compares to a Committed Backlog of $189.9 million to 16 companies at HRZN as of September 30, 2024. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN.

During the quarter, HTFM received signed term sheets that are in the approval process, which may result in the Horizon Platform providing up to an aggregate of $134.0 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Warrant and Equity Portfolio

As of December 31, 2024, HRZN held a portfolio of warrant and equity positions in 103 portfolio companies, including 91 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN), externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital, is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located throughout the U.S. Monroe Capital is a $19.4 billion asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(646) 200-8885

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819